EXHIBIT 99.1

CONTACT:	Jeffrey L. Thompson Executive Vice-President (310) 781-2222

EDELBROCK CORP. REPORTS IMPROVEMENT IN SALES AND EARNINGS FOR
THIRD QUARTER AND FIRST NINE MONTHS OF FISCAL 2004

TORRANCE, Calif. – May 4, 2004 – Edelbrock Corporation (Nasdaq: EDEL) today reported an improvement in sales and earnings for its fiscal 2004 third quarter and nine months ended March 25, 2004.

For the quarter, revenues increased 11.3% to $28,551,000 from $25,658,000 in the comparable period of fiscal 2003. Net income for the third quarter of fiscal 2004 increased to $905,000, or $0.16 per diluted share, from net income of $210,000, or $0.04 per diluted share, in the third quarter of fiscal 2003. The results for the quarter were positively impacted by a pre-tax gain of $315,000 on the sale of a real estate asset (approximately $198,000 or $0.04 per diluted share, after tax).

For the nine months ended March 25, 2004, revenues rose 6.5% to $87,950,000 from revenues of $82,547,000 in the first nine months of fiscal 2003. Net income for the fiscal nine month 2004 period increased 17.6% to $2,659,000, or $0.48 per diluted share, from net income of $2,261,000, or $0.41 per diluted share, in the same period a year ago. Results for the nine month period ended March 25, 2004 reflected gains on the sale of real estate assets totaling $453,000 (approximately $285,000 or $0.05 per diluted share, after tax).

Edelbrock attributed its improved sales for the Fiscal 2004 quarter and nine month period to improvements in the national economy, favorable weather conditions that enabled enthusiasts to perform desired upgrades, and continued strong customer acceptance of the Edelbrock brand and products, reinforced by the Company’s aggressive marketing program. Despite Edelbrock’s strong performance in the fiscal 2004 periods, however, management noted that earnings growth continued to be hampered by continuing increases in worker’s compensation and overall insurance costs.

Edelbrock reported that revenues for the third quarter were strong across a broad range of product categories. Sales of the Company’s high-performance aluminum automotive cylinder heads rose 12.1% over the year-ago period, while sales of Edelbrock’s highly regarded aluminum automotive intake manifolds improved 7.8%. Other lines that made notable contributions to the Company’s quarterly sales growth included its popular chrome air cleaners and valve covers, up 37.3%; automotive carburetors, up 3.0%; exhaust systems, up 37.6%; and shock absorbers rose 24.9% for the quarter. Edelbrock also received a 12.2% quarterly sales increase from its Russell Performance Products division. Russell is a leading provider of performance plumbing and brake lines which includes street legal brake lines, oil lines, fuel lines, and filters for both automotive and motorcycle use, as well as other products for domestic and imported vehicles.

Edelbrock reported that selling, general and administrative (SG&A), as a percentage of sales, decreased to 29.0% for the third quarter of fiscal 2004 from 31.4% in the year-ago period. Overall, SG&A increased 2.6%, or $208,000, to $8,276,000 for the third quarter of fiscal 2004. Research and development expenses for the third quarter of fiscal 2004 increased 8.4%, or $73,000, to $938,000, or 3.3% of sales, from $865,000 or 3.4% of sales, for the same period of fiscal 2003.

Commenting on the Company’s results, Edelbrock Chairman and Chief Executive Officer Vic Edelbrock, said, “Edelbrock performed extremely well in the third quarter. Despite the continuing impact of worker’s compensation and other costs on our bottom line, we were able to mitigate the impact of those costs to some extent by focusing on top line growth. We did this by heightening our R&D activity and being even more aggressive in marketing our products so as to take full advantage of the improvement in the national economy and the favorable weather that we saw during the quarter. As our quarterly sales indicate, those efforts were all highly effective,” Mr. Edelbrock concluded.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Any statements set forth above which are not historical facts, including statements relating to future economic and climatic conditions, are forward-looking statements that involve known and unknown risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as the financial strength and competitive pricing environment of the automotive and motorcycle aftermarket industries, product demand, sales growth and activity levels, cash flows, dependence on key suppliers, market acceptance, manufacturing efficiencies, new product development, the success of planned advertising, marketing and promotional campaigns, and other risks identified herein and in other documents filed by the Company with the Securities and Exchange Commission. Other potential risks and uncertainties that may affect the Company’s business and financial condition include the potential effects of the proposal announced April 12, 2004 by O. Victor Edelbrock, the Company’s Chairman, President, and Chief Executive Officer to acquire the Company’s outstanding common stock not already beneficially owned or controlled by him such as (i) the distraction of the Company’s management from the operation of the Company’s business caused by the pendency of the proposed transaction and related litigation and any subsequent developments; and (ii) material increases in the Company’s expenses for professional services and other transaction and litigation related costs and expenses which are expected to be incurred whether or not the proposed transaction is consummated.

Edelbrock Corp. Reports Improvement in Sales and Earnings For the Third Quarter and First Nine Months of Fiscal Year 2004 – Page 4

EDELBROCK CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Nine months ended
	March 25,		March 25,

	2004	2003	2004	2003

Revenues	$28,551,000	$25,658,000	$87,950,000	$82,547,000
Cost of sales	18,230,000	16,404,000	56,486,000	52,161,000

Gross profit	10,321,000	9,254,000	31,464,000	30,386,000

Operating expenses
Selling, general and administrative	8,276,000	8,068,000	25,079,000	24,179,000
Research and development	938,000	865,000	2,645,000	2,642,000

Total operating expenses	9,214,000	8,933,000	27,724,000	26,821,000

Operating income	1,107,000	321,000	3,740,000	3,565,000
Interest expense	1,000	7,000	6,000	38,000
Interest income	9,000	8,000	30,000	46,000
Gain on sale of assets and other income	322,000	12,000	457,000	16,000

Income before taxes on income	1,437,000	334,000	4,221,000	3,589,000
Taxes on income	532,000	124,000	1,562,000	1,328,000

Net income	$905,000	$210,000	$2,659,000	$2,261,000

Basic net income per share	$0.17	$0.04	$0.49	$0.41

Diluted net income per share	$0.16	$0.04	$0.48	$0.41

Basic weighted average number of shares outstanding	5,464,000	5,452,000	5,459,000	5,452,000
Effect of dilutive stock options and warrants	51,000	9,000	32,000	9,000

Diluted weighted average number of shares outstanding	5,515,000	5,461,000	5,491,000	5,461,000

Edelbrock Corp. Reports Improvement in Sales and Earnings For the Third Quarter and First Nine Months of Fiscal Year 2004 – Page 5

EDELBROCK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 25,	June 30,
	2004	2003

	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,929,000	$8,707,000
Accounts receivable, net	31,693,000	26,858,000
Inventories	28,192,000	26,398,000
Prepaid expenses and other	3,421,000	3,835,000

Total current assets	69,235,000	65,798,000
Property, plant and equipment, net	37,384,000	38,421,000
Goodwill	1,172,000	1,172,000
License agreement	694,000	758,000
Other	1,017,000	1,251,000

Total assets	$109,502,000	$107,400,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$11,256,000	$12,038,000
Accrued expenses	4,640,000	4,692,000
Current portion of long-term debt	40,000	48,000

Total current liabilities	15,936,000	16,778,000
Long-term debt	179,000	494,000
Deferred income taxes	3,621,000	3,090,000
Shareholders’ equity	89,766,000	87,038,000

Total liabilities and shareholders’ equity	$109,502,000	$107,400,000